EXHIBIT 99.1

AMENDMENT TO EMPLOYMENT AGREEMENT

AGREEMENT – AMENDMENT

         INTENDING TO BE LEGALLY BOUND, QNB, Corp. (“QNB”) and Thomas J. Bisko (the “Executive”) hereby agree as follows:

         1.     In consideration for the continuation of the Agreement between the above parties dated September 2, 1986 (“Agreement”), QNB and the Executive hereby amend paragraphs 2 and 8.5 of the Agreement to read as follows:

                  2. Terms of Employment. The term of this Agreement shall begin on September 1, 1986 and shall terminate on December 31, 2013; provided, that either party hereto may give three years prior written notice to the other party of the intention of that party not to have the Agreement extended, in which case this Agreement shall terminate three years from the date of such notice.

                  8.5. Payment Upon Termination. If Executive’s employment hereunder is terminated by QNB for reasons other than death or disability or conduct specified in Paragraphs 8.1 or 8.2 hereof or is deemed terminated pursuant to Paragraph 8.3 hereof, the Bank shall pay to the Executive, in a lump sum, severance pay equal to 2.99 times Executive’s then current base salary, which shall be due and payable within 30 days of such termination.

         2.     All other terms and conditions of the Agreement shall remain the same.

         Executed this 3rd day of April, 2002.

QNB Corp.

By:	/s/ Edgar L. Stauffer	Attest:	/s/ W. Randall Stauffer

	Edgar L. Stauffer		W. Randall Stauffer

Executive

	/s/ Thomas J. Bisko	Attest:	/s/ W. Randall Stauffer

	Thomas J. Bisko		W. Randall Stauffer

Quakertown National Bank (“Surety”)

By:	/s/ Bret H. Krevolin	Attest:	/s/ Jean M. Scholl

	Bret H. Krevolin		Jean M. Scholl